Exhibit 99-1

ROCHESTER GAS AND ELECTRIC CORPORATION
ACCEPTS THE NEW YORK STATE PUBLIC SERVICE COMMISSION
ORDER APPROVING FIVE YEAR ELECTRIC
AND NATURAL GAS RATE PLANS

FOR IMMEDIATE RELEASE

Rochester, NY, May 26, 2004 - Rochester Gas and Electric Corporation (RG&E), a wholly owned subsidiary of Energy East Corporation (NYSE:EAS), has accepted the New York State Public Service Commission (NYPSC) Order approving five-year electric and natural gas rate agreements that RG&E reached in March 2004 with the NYPSC staff and other parties.

In addition, on May 24, 2004, the Federal Energy Regulatory Commission approved the sale of the R.E. Ginna Nuclear Power Plant (Ginna) to Constellation Generation Group LLC (Constellation). The only remaining regulatory approval required to complete the sale is the Nuclear Regulatory Commission's approval of the license transfer to Constellation. RG&E now expects to close the sale of Ginna by mid June 2004.

About RG&E:  RG&E serves approximately 356,000 electricity customers and 292,000 natural gas customers in the areas in and around Rochester, New York. RG&E is a wholly owned subsidiary of RGS Energy, which merged with Energy East Corporation in 2002.

About Energy East:  Energy East is a respected super-regional energy services and delivery company that our customers can depend on every day. We are a motivated and skilled team of professionals dedicated to creating shareholder value through our focus on profitable growth, operational excellence and strong customer partnerships. We serve about 3 million customers throughout upstate New York and New England.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RG&E's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-Looking Statements" in RG&E's Annual report on Form 10-K for the year ended December 31, 2003.